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                                                                    Exhibit 10.3

                             U.S. SECURITY AGREEMENT

                                      among

                               VIDEO UPDATE, INC.,

                 VARIOUS U.S. SUBSIDIARIES OF VIDEO UPDATE, INC.


                                       and


                                 BANQUE PARIBAS,
                               as Collateral Agent




                            Dated as of March 6, 1998



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                                TABLE OF CONTENTS


                                                                            Page
                                                                            ----


ARTICLE I        SECURITY INTERESTS..........................................  3

         1.1.    Grant of Security Interests.................................  3
         1.2.    Power of Attorney...........................................  4

ARTICLE II       GENERAL REPRESENTATIONS, WARRANTIES AND
                 COVENANTS...................................................  4

         2.1.    Necessary Filings...........................................  4
         2.2.    No Liens....................................................  4
         2.3.    Other Financing Statements..................................  5
         2.4.    Chief Executive Office; Records.............................  5
         2.5.    Location of Inventory and Equipment.........................  6
         2.6.    Trade Names; Change of Name.................................  6
         2.7.    Recourse....................................................  7

ARTICLE III      SPECIAL PROVISIONS CONCERNING RECEIVABLES;
                 CONTRACT RIGHTS; INSTRUMENTS; CONCENTRATION
                 ACCOUNT.....................................................  7

         3.1.    Additional Representations and Warranties...................  7
         3.2.    Maintenance of Records......................................  7
         3.3.    Direction to Account Debtors; Contracting Parties; etc......  8
         3.4.    Modification of Terms; etc..................................  8
         3.5.    Collection..................................................  9
         3.6.    Instruments.................................................  9
         3.7.    Concentration Account.......................................  9
         3.8.    Further Actions............................................. 10

ARTICLE IV       SPECIAL PROVISIONS CONCERNING TRADEMARKS.................... 11

         4.1.    Additional Representations and Warranties................... 11
         4.2.    Licenses and Assignments.................................... 11
         4.3.    Infringements............................................... 11
         4.4.    Preservation of Marks....................................... 12
         4.5.    Maintenance of Registration................................. 12
         4.6.    Future Registered Marks..................................... 12
         4.7.    Remedies.................................................... 12

ARTICLE V        SPECIAL PROVISIONS CONCERNING PATENTS,
                 COPYRIGHTS AND TRADE SECRETS................................ 13
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         5.1.    Additional Representations and Warranties................... 13
         5.2.    Licenses and Assignments.................................... 14
         5.3.    Infringements............................................... 14
         5.4.    Maintenance of Patents and Copyrights....................... 14
         5.5.    Prosecution of Patent Application........................... 14
         5.6.    Other Patents and Copyrights................................ 14
         5.7.    Remedies.................................................... 14

ARTICLE VI       PROVISIONS CONCERNING ALL COLLATERAL........................ 15

         6.1.    Protection of Collateral Agent's Security................... 15
         6.2.    Warehouse Receipts Non-negotiable........................... 16
         6.3.    Further Actions............................................. 16
         6.4.    Financing Statements........................................ 16

ARTICLE VII      REMEDIES UPON OCCURRENCE OF EVENT
                 OF DEFAULT.................................................. 16

         7.1.    Remedies; Obtaining the Collateral Upon Default............. 16
         7.2.    Remedies; Disposition of the Collateral..................... 18
         7.3.    Waiver of Claims............................................ 19
         7.4.    Application of Proceeds..................................... 20
         7.5.    Remedies Cumulative......................................... 22
         7.6.    Discontinuance of Proceedings............................... 22

ARTICLE VIII     INDEMNITY................................................... 23

         8.1.    Indemnity................................................... 23
         8.2.    Indemnity Obligations Secured by Collateral; Survival....... 24

ARTICLE IX       DEFINITIONS................................................. 25

ARTICLE X        MISCELLANEOUS............................................... 30

         10.1.   Notices..................................................... 30
         10.2.   Waiver; Amendment........................................... 31
         10.3.   Obligations Absolute........................................ 31
         10.4.   Successors and Assigns...................................... 31
         10.5.   Headings Descriptive........................................ 32
         10.6.   Severability................................................ 32
         10.7.   Governing Law............................................... 32
         10.8.   Assignor's Duties........................................... 32
         10.9.   Termination; Release........................................ 32
         10.10.  Counterparts................................................ 33
         10.11.  The Collateral Agent........................................ 33
         10.12.  Limited Obligations......................................... 33

                                      (ii)
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ANNEX A  Schedule of Chief Executive Offices/Record Locations
ANNEX B  Schedule of Receivables and Contract Rights Locations
ANNEX C  Schedule of Inventory and Equipment Locations
ANNEX D  Trade and Fictitious Names
ANNEX E  List of Marks
ANNEX F  List of Patents and Applications
ANNEX G  List of Copyrights and Applications
ANNEX H Assignment of Security Interest in United States Trademarks and Patents ANNEX I Assignment of Security Interest in United States Copyrights
ANNEX J  Concentration Account Consent Letter


                                     (iii)
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                               SECURITY AGREEMENT


                  SECURITY AGREEMENT, dated as of March 6, 1998 (as amended, modified or supplemented from time to time, the "Agreement"), among each of the undersigned (each, an "Assignor" and together with any other entity that becomes a party hereto pursuant to Section 10.13, the "Assignors") and BANQUE PARIBAS, as Collateral Agent (the "Collateral Agent"), for the benefit of (x) the Banks (as defined below) and the Agent (as defined below) under, and any other lender from time to time party to the Credit Agreement hereinafter referred to (such Banks, the Agent, the Collateral Agent and the other lenders, if any, are hereinafter called the "Bank Creditors") and (y) if Banque Paribas in its individual capacity, any Bank or a syndicate of financial institutions organized by Banque Paribas or any such Bank or an affiliate of Banque Paribas or such Bank enter into one or more (i) interest rate protection agreements (including, without limitation, interest rate swaps, caps, floors, collars and similar agreements), (ii) foreign exchange contracts, currency swap agreements or other similar agreements or arrangements designed to protect against the fluctuations in currency values and/or (iii) other types of hedging agreements from time to time (collectively, the "Interest Rate Protection or Other Hedging Agreements"), with, or guaranteed by, the Borrower, Banque Paribas, any Bank, a syndicate of financial institutions organized by Banque Paribas or such Bank, any such financial institution or any affiliate of any such person (even if any such person subsequently ceases to be a Bank under the Credit Agreement for any reason), together with such Bank's or affiliate's successors and assigns (collectively, the "Other Creditors" and, together with the Bank Creditors, are herein called the "Secured Creditors"). Except as otherwise defined herein, terms used herein and defined in the Credit Agreement shall be used herein as therein defined.


                              W I T N E S S E T H :


                  WHEREAS, Video Update, Inc. (the "Borrower"), various financial institutions from time to time party thereto (the "Banks") and Banque Paribas, as Agent (the "Agent"), have entered into a Credit Agreement, dated as of March 6, 1998, providing for the making of Loans and the issuance of, and participation in, Letters of Credit as contemplated therein (as used herein, the term "Credit Agreement" means the Credit Agreement described above in this paragraph, as the same may be amended, modified, extended, renewed, replaced, restated, supplemented, restructured or refinanced from time to time, and including any agreement extending the maturity of, refinancing or restructuring (including, but not limited to, the inclusion of additional borrowers thereunder that are Subsidiaries of the Borrower and whose obligations are guaranteed by the Borrower thereunder or any increase in the amount borrowed) all or any portion of, the Indebtedness under such agreement or any successor agreements; provided, that with respect to any agreement

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providing for the refinancing of Indebtedness under the Credit Agreement, such agreement shall only be treated as, or as part of, the Credit Agreement hereunder if (i) either (A) all obligations under the Credit Agreement being refinanced shall be paid in full at the time of such refinancing, and all commitments and letters of credit issued pursuant to the refinanced Credit Agreement shall have terminated in accordance with their terms or (B) the Required Banks shall have consented in writing to the refinancing Indebtedness being treated, along with their Indebtedness, as Indebtedness pursuant to the Credit Agreement, (ii) the refinancing Indebtedness shall be permitted to be incurred under the Credit Agreement being refinanced (if such Credit Agreement is to remain outstanding) and (iii) a notice to the effect that the refinancing Indebtedness shall be treated as issued under the Credit Agreement shall be delivered by the Borrower to the Collateral Agent);

                  WHEREAS, pursuant to the Subsidiaries Guaranty, each Subsidiary of the Borrower has jointly and severally guaranteed to the Secured Creditors the payment when due of all obligations and liabilities of the Borrower under or with respect to the Credit Documents and each Interest Rate Protection or Other Hedging Agreement with one or more Other Creditors;

                  WHEREAS, the Borrower desires to incur Loans and to have Letters of Credit issued for its account pursuant to the Credit Agreement;

                  WHEREAS, the Borrower may at any time and from time to time enter into one or more Interest Rate Protection or Other Hedging Agreements with one or more Other Creditors;

                  WHEREAS, it is a condition precedent to the above-described extensions of credit that each of the Assignors shall have executed and delivered this Agreement to the Collateral Agent; and

                  WHEREAS, each Assignor desires to execute and deliver this Agreement to satisfy the condition described in the preceding paragraph;


                  NOW, THEREFORE, in consideration of the benefits accruing to each Assignor, the receipt and sufficiency of which are hereby acknowledged, each Assignor hereby makes the following representations and warranties to the Collateral Agent and hereby covenants and agrees with the Collateral Agent as follows:

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                                    ARTICLE I

                               SECURITY INTERESTS

                  1.1. Grant of Security Interests. (a) As security for the prompt and complete payment and performance when due of all of the Obligations, each Assignor does hereby assign and transfer unto the Collateral Agent, and does hereby grant to the Collateral Agent for the benefit of the Secured Creditors, a continuing security interest of first priority in, all of the right, title and interest of such Assignor in, to and under all of the following, whether now existing or hereafter from time to time acquired: (i) each and every Receivable, (ii) all Contracts, together with all Contract Rights arising thereunder, (iii) all Inventory, (iv) the Cash Collateral Account and any other cash collateral account established for such Assignor and all moneys, securities and instruments deposited or required to be deposited in such Cash Collateral Account and any such other cash collateral account, (v) all Equipment, (vi) all Marks, together with the registrations and right to all renewals thereof, and the goodwill of the business of such Assignor symbolized by the Marks, (vii) all Patents and Copyrights, (viii) all computer programs of such Assignor and all intellectual property rights therein and all other proprietary information of such Assignor, including, but not limited to, Trade Secret Rights, (ix) (1) the Concentration Account, (2) all moneys, checks, drafts, securities and instruments deposited or required to be deposited in the Concentration Account, (3) all investments and all certificates and instruments, if any, from time to time representing or evidencing such investments and (4) all interest, dividends, cash, investments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the foregoing items listed under subclauses (1) through (3), (x)
(1) the Concentration Account Consent Letter and each other agreement from time to time entered into by such Assignor with the Concentration Account Bank and all rights of such Assignor under the Concentration Account Consent Letter and each other agreement from time to time entered into by such Assignor with the Concentration Account Bank with respect to the Concentration Account, (xi) all other Goods, General Intangibles, Chattel Paper, Documents and Instruments (other than the Pledged Securities) and (xii) all Proceeds and products of any and all of the foregoing (all of the above, collectively, the "Collateral"), provided, however, that if any Contract prohibits, or requires the consent for (in accordance with the terms thereof after giving effect to any applicable laws), the granting of a security interest therein, or in the event the granting of a security interest in any Contract shall violate applicable law, then the security interest granted hereby shall be limited to the extent (and only to the extent) necessary so that such Contract may not be so violated or no such violation of law shall exist, as the case may be.

                  (b) The security interest of the Collateral Agent under this Agreement extends to all Collateral of the kind which is the subject of this Agreement which any Assignor may acquire at any time during the continuation of this Agreement.

                  1.2. Power of Attorney. Each Assignor hereby constitutes and appoints the Collateral Agent its true and lawful attorney, irrevocably, with full power after the occurrence of and during the continuance of an Event of Default (in the name of such Assignor or otherwise) to act, require, demand, receive, compound and give acquittance for any and all moneys and claims for moneys due or to become due to such Assignor under or arising out of the Collateral, to endorse any checks or other instruments or orders in


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connection therewith and to file any claims or take any action or institute any proceedings which the Collateral Agent may deem to be necessary or advisable to protect the interests of the Secured Creditors, which appointment as attorney is coupled with an interest.


                                   ARTICLE II

                GENERAL REPRESENTATIONS, WARRANTIES AND COVENANTS

                  Each Assignor represents, warrants and covenants, which representations, warranties and covenants shall survive execution and delivery of this Agreement, as follows:

                  2.1. Necessary Filings. All filings, registrations and recordings necessary or appropriate to create, preserve, protect and perfect the security interest granted by such Assignor to the Collateral Agent hereby in respect of the Collateral have been accomplished and the security interest granted to the Collateral Agent pursuant to this Agreement in and to the Collateral constitutes a perfected security interest therein prior to the rights of all other Persons therein and subject to no other Liens (other than Permitted Liens) and is entitled to all the rights, priorities and benefits afforded by the Uniform Commercial Code or other relevant law as enacted in any relevant jurisdiction to perfected security interests.

                  2.2. No Liens. Such Assignor is, and as to Collateral acquired by it from time to time after the date hereof such Assignor will be, the owner of all Collateral free from any Lien, security interest, encumbrance or other right, title or interest of any Person (other than Permitted Liens), and such Assignor shall defend the Collateral against all claims and demands of all Persons (other than Persons claiming by, through or under the Collateral Agent) at any time claiming the same or any interest therein adverse to the Collateral Agent.

                  2.3. Other Financing Statements. After giving effect to the filing of certain UCC-3 termination statements, which filing will be (or has been) made within 3 Business Days following the Initial Borrowing Date, there is no financing statement (or similar statement or instrument of registration under the law of any jurisdiction) covering or purporting to cover any interest of any kind in the Collateral (other than Permitted Liens), and so long as the Total Commitment has not been terminated or any Letter of Credit or Note remains outstanding or any of the Obligations remain unpaid or any Interest Rate Protection or Other Hedging Agreement remains in effect or any Obligations are owed with respect thereto, such Assignor will not execute or authorize to be filed in any public office any financing statement (or similar statement or instrument of registration under the law of any jurisdiction) or statements relating to the Collateral, except financing statements filed or to be filed in respect of and covering the security interests granted hereby by such Assignor or as permitted by the Credit Agreement.

                  2.4. Chief Executive Office; Records. The chief executive office of such Assignor is located at the address or addresses indicated on Annex A hereto. Such Assignor will not move its chief executive office except to such new location as such Assignor may establish in accordance with the last sentence of this Section 2.4. The originals of all documents evidencing all Receivables and Contract Rights of such Assignor and the only original books of account and records of such Assignor relating thereto are, and will con-


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tinue to be, kept at such chief executive office or at such other locations as are set forth on Annex B hereto or at such other locations as such Assignor may establish in accordance with the last sentence of this Section 2.4. All Receivables and Contract Rights of such Assignor are, and will continue to be, maintained at, and controlled and directed (including, without limitation, for general accounting purposes) from, the office locations described above or such new location established in accordance with the last sentence of this Section
2.4. No Assignor shall establish new locations for such offices until (i) it shall have given to the Collateral Agent not less than 30 days' prior written notice of its intention to do so, clearly describing such new location and providing such other information in connection therewith as the Collateral Agent may request, (ii) with respect to such new location, it shall have taken all action, satisfactory to the Collateral Agent, to maintain the security interest of the Collateral Agent in the Collateral intended to be granted hereby at all times fully perfected and in full force and effect, (iii) at the reasonable request of the Collateral Agent, it shall have furnished an opinion of counsel acceptable to the Collateral Agent to the effect that all financing or continuation statements and amendments or supplements thereto have been filed in the appropriate filing office or offices, and (iv) the Collateral Agent shall have received evidence that all other actions (including, without limitation, the payment of all filing fees and taxes, if any, payable in connection with such filings) have been taken, in order to perfect (and maintain the perfection and priority of) the first priority security interest granted hereby.

                  2.5. Location of Inventory and Equipment. All Inventory and Equipment held on the date hereof by each Assignor is located at one of the locations shown on Annex C hereto. Each Assignor agrees that all Inventory and Equipment now held or subsequently acquired by it shall be kept at (or shall be in transport to) any one of the locations shown on Annex C hereto or such new location as such Assignor may establish in accordance with the last sentence of this Section 2.5. Any Assignor may establish a new location for Inventory and Equipment only if (i) it shall have given to the Collateral Agent not less than 30 days' prior written notice of its intention so to do, clearly describing such new location and providing such other information in connection therewith as the Collateral Agent may request, (ii) with respect to such new location, it shall have taken all action satisfactory to the Collateral Agent to maintain the security interest of the Collateral Agent in the Collateral intended to be granted hereby at all times fully perfected and in full force and effect, (iii) at the reasonable request of the Collateral Agent, it shall have furnished an opinion of counsel acceptable to the Collateral Agent to the effect that all financing or continuation statements and amendments or supplements thereto have been filed in the appropriate filing office or offices, and (iv) the Collateral Agent shall have received evidence that all other actions (including, without limitation, the payment of all filing fees and taxes, if any, payable in connection with such filings) have been taken, in order to perfect (and maintain the perfection and priority of) the first priority security interest granted hereby.

                  2.6. Trade Names; Change of Name. No Assignor has or operates in any jurisdiction under, or previously has had or has operated in any jurisdiction within the five year period preceding the date of this Agreement under, any trade names, fictitious names or other names except its legal name and such other trade or fictitious names as are listed on Annex D hereto. No Assignor shall change its legal name or assume or operate in any jurisdiction under any trade, fictitious or other name except those names listed on Annex D hereto and new names established in accordance with the last sentence of this
Section 2.6.


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No Assignor shall assume or operate in any jurisdiction under any new trade, fictitious or other name until (i) it shall have given to the Collateral Agent not less than 30 days' prior written notice of its intention so to do, clearly describing such new name and the jurisdictions in which such new name shall be used and providing such other information in connection therewith as the Collateral Agent may request, (ii) with respect to such new name, it shall have taken all action requested by the Collateral Agent, to maintain the security interest of the Collateral Agent in the Collateral intended to be granted hereby at all times fully perfected and in full force and effect, (iii) at the reasonable request of the Collateral Agent, it shall have furnished an opinion of counsel acceptable to the Collateral Agent to the effect that all financing or continuation statements and amendments or supplements thereto have been filed in the appropriate filing office or offices, and (iv) the Collateral Agent shall have received evidence that all other actions (including, without limitation, the payment of all filing fees and taxes, if any, payable in connection with such filings) have been taken, in order to perfect (and maintain the perfection and priority of) the first priority security interest granted hereby.

                  2.7. Recourse. This Agreement is made with full recourse to each Assignor and pursuant to and upon all the warranties, representations, covenants and agreements on the part of such Assignor contained herein, in the other Credit Documents, in the Interest Rate Protection or Other Hedging Agreements and otherwise in writing in connection herewith or therewith.


                                   ARTICLE III

                          SPECIAL PROVISIONS CONCERNING
                   RECEIVABLES; CONTRACT RIGHTS; INSTRUMENTS;
                              CONCENTRATION ACCOUNT

                  3.1. Additional Representations and Warranties. As of the time when each of its Receivables arises, each Assignor shall be deemed to have represented and warranted that such Receivable, and all records, papers and documents relating thereto are genuine and in all respects what they purport to be, and that all papers and documents relating thereto (i) will represent the genuine, legal, valid and binding obligation of the account debtor evidencing indebtedness unpaid and owed by the respective account debtor arising out of the performance of labor or services or the sale or lease and delivery of the inventory, materials, equipment or merchandise listed therein, or both, (ii) will be the only original writings evidencing and embodying such obligation of the account debtor named therein (other than copies created for general accounting purposes), (iii) will evidence true and valid obligations, enforceable in accordance with their respective terms, except to the extent that the enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting creditors' rights generally and by equity principles (regardless of whether enforcement is sought in equity or at law), and (iv) will be in compliance in all material respects and will conform with all applicable federal, state and local laws and applicable laws of any relevant foreign jurisdiction.

                  3.2. Maintenance of Records. Each Assignor will keep and maintain at its own cost and expense satisfactory and complete records of its Receivables and Contracts,


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including, but not limited to, originals or copies of all documentation
(including each Contract) with respect thereto, records of all payments received, all credits granted thereon, all merchandise returned and all other dealings therewith, and such Assignor will make the same available on such Assignor's premises to the Collateral Agent for inspection, at such Assignor's own cost and expense, at any and all reasonable times during normal business hours and, so long as no Event of Default has occurred or is continuing, upon prior notice to the chief financial officer or other authorized officer of such Assignor. Upon the occurrence and during the continuance of an Event of Default and at the request of the Collateral Agent, such Assignor shall, at its own cost and expense, deliver all tangible evidence of its Receivables and Contract Rights (including, without limitation, all documents evidencing the Receivables and all Contracts) and such books and records to the Collateral Agent or to its representatives (copies of which evidence and books and records may be retained by such Assignor) and, if the Collateral Agent so directs, such Assignor shall legend, in form and manner satisfactory to the Collateral Agent, the Receivables and the Contracts, as well as books, records and documents of such Assignor evidencing or pertaining to such Receivables and Contracts with an appropriate reference to the fact that such Receivables and Contracts have been assigned to the Collateral Agent and that the Collateral Agent has a security interest therein.

                  3.3. Direction to Account Debtors; Contracting Parties; etc. Upon the occurrence and during the continuance of an Event of Default, and if the Collateral Agent so directs any Assignor, to the extent permitted by applicable law, such Assignor agrees (x) to cause all payments on account of the Receivables and Contracts to be made directly to the Cash Collateral Account,
(y) that the Collateral Agent may, at its option, directly notify the obligors with respect to any Receivables and/or under any Contracts to make payments with respect thereto as provided in preceding clause (x), and (z) that the Collateral Agent may enforce collection of any such Receivables and Contracts and may adjust, settle or compromise the amount of payment thereof, in the same manner and to the same extent as such Assignor. Without notice to or assent by any Assignor, the Collateral Agent may apply any or all amounts then in, or thereafter deposited in, the Cash Collateral Account which application shall be effected in the manner provided in Section 7.4 of this Agreement. The costs and expenses (including attorneys' fees) of collection, whether incurred by an Assignor or the Collateral Agent, shall be borne by the Assignors.

                  3.4. Modification of Terms, etc. No Assignor shall rescind or cancel any indebtedness evidenced by any Receivable, or modify any term thereof or make any adjustment with respect thereto, or extend or renew the same, or compromise or settle any material dispute, claim, suit or legal proceeding relating thereto, or sell any Receivable, or interest therein, without the prior written consent of the Collateral Agent, except as permitted by Section 3.5. No Assignor shall rescind or cancel any indebtedness evidenced by any Contract, or modify any term thereof or make any adjustment with respect thereto, or extend or renew the same, or compromise or settle any material dispute, claim, suit or legal proceeding relating thereto, or sell any Contract, or interest therein, without the prior written consent of the Collateral Agent, except (i) as permitted by Section 3.5 and (ii) to the extent that the aggregate cost to the Borrower and its Subsidiaries of any such recission, cancellation, modification, adjustment, extension, compromise, settlement or sale is not reasonably likely to have a material adverse effect on the performance, business, property, assets, nature of assets, liabilities, condition (financial or otherwise) or prospects of the


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Borrower and its Subsidiaries taken as a whole. Each Assignor will duly fulfill all obligations on its part to be fulfilled under or in connection with the Receivables and will do nothing to impair the rights of the Collateral Agent in the Receivables, except as permitted by Section 3.5.

                  3.5. Collection. Each Assignor shall endeavor in accordance with reasonable business practices to cause to be collected from the account debtor named in each of its Receivables or obligor under any of its Contracts, as and when due (including, without limitation, amounts, services or products which are delinquent, such amounts, services or products to be collected in accordance with generally accepted lawful collection procedures) any and all amounts, services or products owing under or on account of such Receivable or Contract, and apply forthwith upon receipt thereof all such amounts, services or products as are so collected to the outstanding balance of such Receivable or under such Contract, except that, prior to the occurrence of an Event of Default, any Assignor may allow in the ordinary course of business as adjustments to amounts, services or products owing under its Receivables and Contracts (i) an extension or renewal of the time or times of payment or exchange, or settlement for less than the total unpaid balance, which such Assignor finds appropriate in accordance with reasonable business judgment and
(ii) a refund or credit due as a result of returned or damaged merchandise or improperly performed services. The costs and expenses (including, without limitation, attorneys' fees) of collection, whether incurred by an Assignor or the Collateral Agent, shall be borne by the Assignors.

                  3.6 Instruments. If any Assignor owns or acquires any Instrument constituting Collateral, such Assignor will within 10 Business Days notify the Collateral Agent thereof, and upon request by the Collateral Agent will promptly deliver such Instrument to the Collateral Agent appropriately endorsed to the order of the Collateral Agent as further security hereunder.

                  3.7. Concentration Account. (a) Within 30 days following the Initial Borrowing Date, the Assignors will establish the Concentration Account with the Concentration Account Bank as referenced in Section 8.18 of the Credit Agreement. Within 30 days following the Initial Borrowing Date, each Assignor hereby agrees that it shall notify the Concentration Account Bank that the Concentration Account maintained with the Concentration Account Bank by such Assignor is under the exclusive dominion and control of the Collateral Agent and all moneys, instruments and other securities received in the Concentration Account are to be held by the Concentration Account Bank for the benefit of the Collateral Agent. Furthermore, within 30 days following the Initial Borrowing Date, each Assignor shall cause the Concentration Account Bank to execute and deliver to the Collateral Agent a Concentration Account Consent Letter, acknowledging the security interest and exclusive dominion and control of the Collateral Agent in all moneys, instruments and other securities deposited in the Concentration Account established with the Concentration Account Bank by such Assignor. Each Assignor hereby transfers to the Collateral Agent the exclusive dominion and control over the Concentration Account. Each Assignor hereby represents and warrants that it does not now maintain, and will not in the future maintain, any concentration or similar account into which cash is regularly swept by such Assignor and its Subsidiaries from their respective local deposit accounts other than the Concentration Account, it being understood and agreed that the Assignors may close the then existing Concentration Account and establish and maintain a new Concentration Account with a new Concentration Account Bank if (i) the Assignors shall have given the Collateral Agent 30 days' prior written notice of their intention to establish a new Concentration Account with a new Concentration Account Bank, (ii) such new Concentration Account Bank shall be reasonably acceptable to the Collateral Agent and (iii) such new Concentration Account Bank shall enter into a Concentration Account Consent Letter, with such changes to such Concentration Account Consent Letter as may be acceptable to the Collateral Agent.

                  (b) Until an Event of Default shall have occurred and be continuing, each Assignor is hereby authorized by the Collateral Agent to direct the disposition of any and all moneys, instruments and other securities deposited in the Concentration Account for use by the Assignor in a manner permitted by the Credit Agreement.

                  (c) Upon the occurrence and during the continuance of an Event of Default, the authorization of a Borrower under Section 3.7(b) shall be revoked and all deposits contained in the Concentration Account, and any additional moneys, instruments and other securities subsequently deposited in the Concentration Account shall be transferred to the Cash Collateral Account, to be held by the Collateral Agent as Collateral for the Obligations or applied to the Obligations in accordance with this Agreement (all such deposits in any such Cash Collateral Account shall constitute "Collateral" for all purposes of this Agreement). Upon the occurrence and during the continuance of an Event of Default, without notice to or assent by any Assignor, the Collateral Agent may apply any or all amounts then in, or thereafter deposited in, the Cash Collateral Account in the manner provided in Section 7.4 of this Agreement. The costs and expenses (including attorney's fees) of collection, whether incurred by an Assignor or the Collateral Agent, shall be borne by the Assignors.

                  3.8. Further Actions. Each Assignor will, at its own expense, make, execute, endorse, acknowledge, file and/or deliver to the Collateral Agent from time to time such vouchers, invoices, schedules, confirmatory assignments, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, reports and other assurances or instruments and take such further steps relating to its Receivables, Contracts, Instruments and other property or rights covered by the security interest hereby granted, as the Collateral Agent may reasonably require.

                                   ARTICLE IV

                    SPECIAL PROVISIONS CONCERNING TRADEMARKS

                  4.1. Additional Representations and Warranties. Each Assignor represents and warrants that it is the true and lawful owner of or otherwise has the right to use the Marks listed in Annex E hereto and that said listed Marks constitute all the Marks that such Assignor presently owns or uses in connection with its business. Except as set forth on Annex E, each Assignor represents and warrants that it owns, is licensed to use or otherwise has the right to use all Marks that it uses. Other than as set forth on Annex E, each Assignor further warrants that it has no knowledge as of the date hereof, of any third party claim that any aspect of such Assignor's present or contemplated business operations infringes or will infringe any rights in any trademark, service mark or trade name. Each Assignor represents and warrants that it is the beneficial and record owner of all U.S. and foreign trademark registrations and applications listed in Annex E hereto and that said registrations are valid, subsisting and have not been cancelled and that, other than as set forth on Annex E, such Assignor is not aware of any third-party claim that any of said registrations is invalid or unenforceable, or that there is any reason that any of said applications will not pass to registration. Each Assignor represents and warrants that upon the recordation of an Assignment of Security Interest in United States Trademarks and Patents in the form of Annex H hereto in the United States Patent and Trademark Office, together with filings on Form UCC-1 pursuant to this Agreement, all filings, registrations and recordings necessary or appropriate to perfect the security interest granted to the Collateral Agent in the United States Marks covered by this Agreement under federal law will have been accomplished. Each Assignor agrees to execute such an Assignment of Security Interest in United States Trademark and Patents covering all right, title and interest in each United States Mark, and the associated goodwill, of such Assignor, and to record the same. Each Assignor hereby grants to the Collateral Agent an absolute power of attorney to sign, upon the occurrence and during the continuance of an Event of Default, any document which may be required by the U.S. Patent and Trademark Office or secretary of state or equivalent governmental agency of any State of the United States or in any foreign jurisdiction in order to effect an absolute assignment of all right, title and interest in each Mark, and record the same.

                  4.2. Licenses and Assignments. Each Assignor hereby agrees not to divest itself of any right under any material Mark absent prior written approval of the Collateral Agent.

                  4.3. Infringements. Each Assignor agrees, promptly upon learning thereof, to notify the Collateral Agent in writing of the name and address of, and to furnish such pertinent information that may be available with respect to (i) any party who such Assignor believes is infringing or diluting or otherwise violating in any material respect any of such Assignor's rights in and to any Mark, or (ii) any party claiming that such Assignor's use of any Mark violates in any material respect any property right of that party. Each Assignor further agrees, unless otherwise agreed by the Collateral Agent, diligently to prosecute any Person infringing any material Mark.

                  4.4. Preservation of Marks. Each Assignor agrees to use its Marks in interstate during the time in which this Agreement is in effect, sufficiently to preserve such Marks as valid and subsisting trademarks or service marks under the laws of the United States, except if the failure to preserve such Marks could not reasonably be expected to have a material adverse effect on the performance, business, assets, nature of assets, liabilities, operations, properties, condition (financial or otherwise) or prospects of the Borrower or its Subsidiaries taken as a whole.

                  4.5. Maintenance of Registration. Except as otherwise provided in Section 4.4, each Assignor shall, at its own expense, diligently process all documents required by the Trademark Act of 1946, as amended, 15 U.S.C.
Sections 1051 et seq. to maintain trademark registrations, including but not limited to affidavits of continued use and applications for renewals of registration in the United States Patent and Trademark Office for all of its registered Marks pursuant to 15 U.S.C. Sections 1058, 1059 and 1065 and any foreign equivalent thereof, and shall pay all fees and disbursements in connection therewith and shall not abandon any such filing of affidavit of use or any such application of renewal prior to the exhaustion of all administrative and judicial remedies without prior written consent of the Collateral Agent.

                  4.6. Future Registered Marks. If any registration for any Mark issues hereafter to any Assignor as a result of any application now or hereafter pending before the United States Patent and Trademark Office or any equivalent governmental agency in any foreign jurisdiction, within 45 days of receipt of such certificate, such Assignor shall deliver to the Collateral Agent a copy of such certificate, and an assignment for security in such Mark, to the Collateral Agent and at the expense of such Assignor, confirming the assignment for security in such Mark to the Collateral Agent hereunder, the form of such security to be substantially the same as the form hereof or in such other form as may be satisfactory to the Collateral Agent.

                  4.7. Remedies. If an Event of Default shall occur and be continuing, the Collateral Agent may, by written notice to the relevant Assignor, take any or all of the following actions: (i) declare the entire right, title and interest of such Assignor in and to each of the Marks, together with all trademark rights and rights of protection to the same and the goodwill of such Assignor's business symbolized by said Marks and the right to recover for past infringements thereof, vested in the Collateral Agent for the benefit of the Secured Creditors, in which event such rights, title and interest shall immediately vest, in the Collateral Agent for the benefit of the Secured Creditors, and the Collateral Agent shall be entitled to exercise the power of attorney referred to in Section 4.1 to execute, cause to be acknowledged and notarized and to record said absolute assignment with the applicable agency;
(ii) take and use or sell the Marks and the goodwill of such Assignor's business symbolized by the Marks and the right to carry on the business and use the assets of such Assignor in connection with which the Marks have been used; and
(iii) direct such Assignor to refrain, in which event such Assignor shall refrain, from using the Marks in any manner whatsoever, directly or indirectly, and, if requested by the Collateral Agent, change such Assignor's corporate name to eliminate therefrom any use of any Mark and execute such other and further documents that the Collateral Agent may request to further confirm this and to transfer ownership of the Marks and registrations and any pending trademark applications therefor in the United States Patent and Trademark Office or any equivalent governmental agency in any foreign jurisdiction to the Collateral Agent.


                                    ARTICLE V

                          SPECIAL PROVISIONS CONCERNING
                      PATENTS, COPYRIGHTS AND TRADE SECRETS

                  5.1. Additional Representations and Warranties. Each Assignor represents and warrants that it is the true and lawful owner of all rights in
(i) all trade secrets and proprietary information necessary to operate the business of such Assignor (the "Trade Secret Rights"), (ii) the Patents listed in Annex F hereto and (iii) the Copyrights listed in Annex G hereto, that said Patents constitute all the patents and applications for patents that such Assignor now owns and that such Copyrights constitute all registrations of copyrights and applications for copyright registrations that such Assignor now owns. Each Assignor further represents and warrants that it has the exclusive right to use and practice under all such Patents and Copyrights that it owns, uses or practices under. Each Assignor further warrants that it is aware of no claim that any aspect of such Assignor's present or contemplated business operations infringes or will infringe any rights of any third party in any patent or copyright or such Assignor has misappropriated any trade secret or proprietary information. Each Assignor represents and warrants that upon the recordation of an Assignment of Security Interest in United States Trademarks and Patents in the form of Annex H hereto in the United States Patent and Trademark Office and the recordation of an Assignment of Security Interest in United States Copyrights in the form of Annex I hereto in the United States Copyright Office, together with filings on Form UCC-1 pursuant to this Agreement, all filings, registrations and recordings necessary or appropriate to perfect the security interest granted to the Collateral Agent in the United States Patents and United States Copyrights covered by this Agreement under federal law will have been accomplished. Each Assignor agrees to execute such an Assignment of Security Interest in United States Trademarks and Patents covering all right, title and interest in each United States Patent of such Assignor and to record the same, and to execute such an Assignment of Security Interest in United States Copyrights covering all right, title and interest in each United States Copyright of such Assignor and to record the same. Each Assignor hereby grants to the Collateral Agent an absolute power of attorney to sign, upon the occurrence and during the continuance of any Event of Default, any document which may be required by the U.S. Patent and Trademark Office or equivalent governmental agency in any foreign jurisdiction or the U.S. Copyright Office or equivalent governmental agency in any foreign jurisdiction in order to effect an absolute assignment of all right, title and interest in each Patent and Copyright, and to record the same.

                  5.2. Licenses and Assignments. Each Assignor hereby agrees not to divest itself of any material right under any Patent or Copyright absent prior written approval of the Collateral Agent.

                  5.3. Infringements. Each Assignor agrees, promptly upon learning thereof, to furnish the Collateral Agent in writing with all pertinent information available to such Assignor with respect to any infringement, contributing infringement or active inducement to infringe in any Patent or Copyright or to any claim that the practice of any Patent or the use of any Copyright violates any property right of a third party, or with respect to any misappropriation of any Trade Secret Right or any claim that such Assignor's practice of any Trade Secret Right violates any property right of a third party. Each Assignor further agrees, absent direction of the Collateral Agent to the contrary, diligently to prosecute any Person infringing any material Patent or material Copyright or any Person misappropriating any material Trade Secret Right.

                  5.4. Maintenance of Patents and Copyrights. At its own expense, each Assignor shall make timely payment of all post-issuance fees required pursuant to 35 U.S.C. Section 41 and any foreign equivalent thereof to maintain in full force rights under each Patent, and to apply as permitted pursuant to applicable law for any renewal of each Copyright absent prior written consent of the Collateral Agent.

                  5.5. Prosecution of Patent and Copyright Applications. At its own expense, each Assignor shall diligently prosecute all applications for Patents listed in Annex F hereto and for Copyrights listed in Annex G hereto and shall not abandon any such application prior to exhaustion of all administrative and judicial remedies, absent written consent of the Collateral Agent.

                  5.6. Other Patents and Copyrights. Within 45 days of the acquisition or issuance of a Patent or of a Copyright registration, or of filing of an application for a Patent or Copyright registration, the relevant Assignor shall deliver to the Collateral Agent a copy of said Copyright registration or Patent or certificate or registration of, or application therefor, as the case may be, with an assignment for security as to such Patent or Copyright, as the case may be, to the Collateral Agent and at the expense of such Assignor, confirming the assignment for security, the form of such assignment for security to be substantially the same as the form hereof or in such other form as may be satisfactory to the Collateral Agent.

                  5.7. Remedies. If an Event of Default shall occur and be continuing, the Collateral Agent may by written notice to the relevant Assignor, take any or all of the following actions: (i) declare the entire right, title, and interest of such Assignor in each of the Patents and Copyrights vested in the Collateral Agent for the benefit of the Secured Creditors, in which event such right, title, and interest shall immediately vest in the Collateral Agent for the benefit of the Secured Creditors, in which case the Collateral Agent shall be entitled to exercise the power of attorney referred to in Section 5.1 to execute, cause to be acknowledged and notarized and to record said absolute assignment with the applicable agency; (ii) take and practice or sell the Patents, Copyrights and Trade Secret Rights; and (iii) direct such Assignor to refrain, in which event such Assignor shall refrain, from practicing the Patents and using the Copyrights and/or Trade Secret Rights directly or indirectly, and such Assignor shall execute such other and further documents as the Collateral Agent may request further to confirm this and to transfer ownership of the Patents, Copyrights and Trade Secret Rights to the Collateral Agent for the benefit of the Secured Creditors.

                                   ARTICLE VI

                      PROVISIONS CONCERNING ALL COLLATERAL

                  6.1. Protection of Collateral Agent's Security. Each Assignor will do nothing to impair the rights of the Collateral Agent in the Collateral. Each Assignor will at all times keep its Inventory and Equipment insured in favor of the Collateral Agent, at such Assignor's own expense to the extent and in the manner provided in the Credit Agreement; all policies or certificates with respect to such insurance (and any other insurance (other than employee benefit insurance) maintained by such Assignor): (i) shall be endorsed to the Collateral Agent's satisfaction for the benefit of the Collateral Agent (including, without limitation, by naming the Collateral Agent as loss payee and naming each of the Banks, the Agent and the Collateral Agent as additional insureds); and (ii) shall state that such insurance policies shall not be cancelled or revised without 30 days' prior written notice thereof by the insurer to the Collateral Agent; and certified copies of such policies shall be deposited with the Collateral Agent. If any Assignor shall fail to insure its Inventory and Equipment in accordance with the preceding sentence, or if any Assignor shall fail to so endorse and deposit all policies with respect thereto, the Collateral Agent shall have the right (but shall be under no obligation) to procure such insurance and such Assignor agrees to promptly reimburse the Collateral Agent for all costs and expenses of procuring such insurance. Unless the Agent shall have received the officer's certificate described in the first proviso to Section 4.02(A)(h) of the Credit Agreement, all proceeds of any insurance shall be deposited in the Cash Collateral Account pending application thereof pursuant to the Credit Agreement or pursuant hereto. The Collateral Agent shall, at the time such proceeds of such insurance are distributed to the Secured Creditors, apply such proceeds in accordance with Section 7.4. Each Assignor assumes all liability and responsibility in connection with the Collateral acquired by it and the liability of such Assignor to pay the Obligations shall in no way be affected or diminished by reason of the fact that such Collateral may be lost, destroyed, stolen, damaged or for any reason whatsoever unavailable to such Assignor.

                  6.2. Warehouse Receipts Non-Negotiable. Each Assignor agrees that if any warehouse receipt or receipt in the nature of a warehouse receipt is issued with respect to any of its Inventory, such warehouse receipt or receipt in the nature thereof shall not be "negotiable" (as such term is used in Section 7-104 of the Uniform Commercial Code as in effect in any relevant jurisdiction or under other relevant law).

                  6.3. Further Actions. Each Assignor will, at its own expense, make, execute, endorse, acknowledge, file and/or deliver to the Collateral Agent from time to time such lists, descriptions and designations of its Collateral, warehouse receipts, receipts in the nature of warehouse receipts, bills of lading, documents of title, vouchers, invoices, schedules, confirmatory assignments, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, reports and other assurances or instruments and take such further steps relating to the Collateral and other property or rights covered by the security interest hereby granted, which the Collateral Agent deems reasonably appropriate or advisable to perfect, preserve or protect its security interest in the Collateral.

                  6.4. Financing Statements. Each Assignor agrees to execute and deliver to the Collateral Agent such financing statements, in form reasonably acceptable to the Collateral Agent, as the Collateral Agent may from time to time reasonably request or as are necessary or desirable in the opinion of the Collateral Agent to establish and maintain a valid, enforceable, first priority perfected security interest in the Collateral as provided herein and the other rights and security contemplated hereby all in accordance with the Uniform Commercial Code as enacted in any and all relevant jurisdictions or any other relevant law. Each Assignor will pay any applicable filing fees, recordation taxes and related expenses relating to its Collateral. Each Assignor hereby authorizes the Collateral Agent to file any such financing statements without the signature of such Assignor where permitted by law.


                                   ARTICLE VII

                  REMEDIES UPON OCCURRENCE OF EVENT OF DEFAULT

                  7.1. Remedies; Obtaining the Collateral Upon Default. Each Assignor agrees that, if any Event of Default shall have occurred and be continuing, then and in every such case, the Collateral Agent, in addition to any rights now or hereafter existing under applicable law, shall have all rights as a secured creditor under the Uniform Commercial Code in all relevant jurisdictions and may:

                  (i) personally, or by agents or attorneys, immediately take possession of the Collateral or any part thereof, from such Assignor or any other Person who then has possession of any part thereof with or without notice or process of law, and for that purpose may enter upon such Assignor's premises where any of the Collateral is located and remove the same and use in connection with such removal any and all services, supplies, aids and other facilities of such Assignor;

                  (ii) instruct the obligor or obligors on any agreement, instrument or other obligation (including, without limitation, the Receivables and the Contracts) constituting the Collateral to make any payment required by the terms of such agreement, instrument or other obligation directly to the Collateral Agent and may exercise any and all remedies of such Assignor in respect of such Collateral;

                  (iii) withdraw all moneys, instruments and other securities in the Concentration Account and/or the Cash Collateral Account and/or in any other cash collateral account for application to the Obligations in accordance with Section 7.4;

                  (iv) sell, assign or otherwise liquidate any or all of the Collateral or any part thereof in accordance with Section 7.2, or direct the relevant Assignor to sell, assign or otherwise liquidate any or all of the Collateral or any part thereof, and, in each case, take possession of the proceeds of any such sale or liquidation;

                  (v) take possession of the Collateral or any part thereof, by directing the relevant Assignor in writing to deliver the same to the Collateral Agent at any place or places designated by the Collateral Agent, in which event such Assignor shall at its own expense:

                           (x) forthwith cause the same to be moved to the place
                  or places so designated by the Collateral Agent and there delivered to the Collateral Agent;

                           (y) store and keep any Collateral so delivered to the
                  Collateral Agent at such place or places pending further action by the Collateral Agent as provided in Section 7.2; and

                           (z) while the Collateral shall be so stored and kept,
                  provide such guards and maintenance services as shall be necessary to protect the same and to preserve and maintain them in good condition; and

                  (vi) license or sublicense, whether on an exclusive or nonexclusive basis, any Marks, Patents or Copyrights included in the Collateral for such term and on such conditions and in such manner as the Collateral Agent shall in its sole judgment determine;

it being understood that each Assignor's obligation so to deliver the Collateral is of the essence of this Agreement and that, accordingly, upon application to a court of equity having jurisdiction, the Collateral Agent shall be entitled to a decree requiring specific performance by such Assignor of said obligation.

                  7.2. Remedies; Disposition of the Collateral. Any Collateral repossessed by the Collateral Agent under or pursuant to Section 7.1 and any other Collateral whether or not so repossessed by the Collateral Agent, may be sold, assigned, leased or otherwise disposed of under one or more contracts or as an entirety, and without the necessity of gathering at the place of sale the property to be sold, and in general in such manner, at such time or times, at such place or places and on such terms as the Collateral Agent may, in compliance with any mandatory requirements of applicable law, determine to be commercially reasonable. Any of the Collateral may be sold, leased or otherwise disposed of, in the condition in which the same existed when taken by the Collateral Agent or after any overhaul or repair at the expense of the relevant Assignor which the Collateral Agent shall determine to be commercially reasonable. Any such disposition which shall be a private sale or other private proceedings permitted by such requirements shall be made upon not less than 10 days' written notice to the relevant Assignor specifying the time at which such disposition is to be made and the intended sale price or other consideration therefor, and shall be subject, for the 10 days after the giving of such notice, to the right of the relevant Assignor or any nominee of such Assignor to acquire the Collateral involved at a price or for such other consideration at least equal to the intended sale price or other consideration so specified. Any such disposition which shall be a public sale permitted by such requirements shall be made upon not less than 10 days' written notice to the relevant Assignor specifying the time and place of such sale and, in the absence of applicable requirements of law, shall be by public auction (which may, at the Collateral Agent's option, be subject to reserve), after publication of notice of such auction not less than 10 days prior thereto in two newspapers in general circulation in the City of New York. To the extent permitted by any such requirement of law, the Collateral Agent may bid for and become the purchaser of the Collateral or any item thereof, offered for sale in accordance with this Section without accountability to the relevant Assignor. If, under mandatory requirements of applicable law, the Collateral Agent shall be required to make disposition of the Collateral within a period of time which does not permit the giving of notice to the relevant Assignor as hereinabove specified, the Collateral Agent need give such Assignor only such notice of disposition as shall be reasonably practicable in view of such mandatory requirements of applicable law. Each Assignor agrees to do or cause to be done all such other acts and things as may be reasonably necessary to make such sale or sales of all or any portion of the Collateral valid and binding and in compliance with any and all applicable laws, regulations, orders, writs, injunctions, decrees or awards of any and all courts, arbitrators or governmental instrumentalities, domestic or foreign, having jurisdiction over any such sale or sales, all at such Assignor's expense.

                  7.3. Waiver of Claims. Except as otherwise expressly provided in this Agreement, EACH ASSIGNOR HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, NOTICE AND JUDICIAL HEARING IN CONNECTION WITH THE COLLATERAL AGENT'S TAKING POSSESSION OR THE COLLATERAL AGENT'S DISPOSITION OF ANY OF THE COLLATERAL, INCLUDING, WITHOUT LIMITATION, ANY AND ALL PRIOR NOTICE AND HEARING FOR ANY PREJUDGMENT REMEDY OR REMEDIES AND ANY SUCH RIGHT WHICH SUCH ASSIGNOR WOULD OTHERWISE HAVE UNDER THE CONSTITUTION OR ANY STATUTE OF THE UNITED STATES OR OF ANY STATE, and each Assignor hereby further waives, to the extent permitted by law:

                  (i) all damages occasioned by such taking of possession except any damages which are the direct result of the Collateral Agent's gross negligence or willful misconduct;

                  (ii) all other requirements as to the time, place and terms of sale or other requirements with respect to the enforcement of the Collateral Agent's rights hereunder; and

                  (iii) all rights of redemption, appraisement, valuation, stay, extension or moratorium now or hereafter in force under any applicable law in order to prevent or delay the enforcement of this Agreement or the absolute sale of the Collateral or any portion thereof, and each Assignor, for itself and all who may claim under it, insofar as it or they now or hereafter lawfully may, hereby waives the benefit of all such laws.

Any sale of, or the grant of options to purchase, or any other realization upon, any Collateral shall operate to divest all right, title, interest, claim and demand, either at law or in equity, of the relevant Assignor therein and thereto, and shall be a perpetual bar both at law and in equity against such Assignor and against any and all Persons claiming or attempting to claim the Collateral so sold, optioned or realized upon, or any part thereof, from, through and under such Assignor.

                  7.4. Application of Proceeds. (a) All moneys collected by the Collateral Agent (or, to the extent that the U.S. Pledge Agreement, the Canadian Security Documents or the Additional Security Documents require proceeds of collateral under such Security Documents to be applied in accordance with the provisions of this Agreement, the Pledgee or other party under such other Security Document) upon any sale or other disposition of the Collateral (or the collateral under such other Security Documents), together with all other moneys received by the Collateral Agent hereunder (or the Pledgee or such other party under such other Security Documents), shall be applied as follows:

                  (i) first, to the payment of all Obligations owing the Collateral Agent (or any other Indemnitee, in the case of clause (v) referenced below) of the type provided in clauses (iii), (iv) and (v) of the definition of Obligations;

                  (ii) second, to the extent proceeds remain after the application pursuant to the preceding clause (i), an amount equal to the outstanding Primary Obligations shall be paid to the Secured Creditors as provided in Section 7.4(e), with each Secured Creditor receiving an amount equal to its outstanding Primary Obligations or, if the proceeds are insufficient to pay in full all such Primary Obligations, its Pro Rata Share of the amount remaining to be distributed;

                  (iii) third, to the extent proceeds remain after the application pursuant to the preceding clauses (i) and (ii), an amount equal to the outstanding Secondary Obligations shall be paid to the Secured Creditors as provided in Section 7.4(e), with each Secured Creditor receiving an amount equal to its outstanding Secondary Obligations or, if the proceeds are insufficient to pay in full all such Secondary Obligations, its Pro Rata Share of the amount remaining to be distributed; and

                  (iv) fourth, to the extent proceeds remain after the application pursuant to the preceding clauses (i), (ii) and (iii) and following the termination of this Agreement pursuant to Section 10.9 hereof, to the relevant Assignor or as required by applicable law.

                  (b) For purposes of this Agreement, (x) "Pro Rata Share" shall mean, when calculating a Secured Creditor's portion of any distribution or amount, that amount (expressed as a percentage) equal to a fraction the numerator of which is the then unpaid amount of such Secured Creditor's Primary Obligations or Secondary Obligations, as the case may be, and the denominator of which is the then outstanding amount of all Primary Obligations or Secondary Obligations, as the case may be, (y) "Primary Obligations" shall mean (i) in the case of the Credit Document Obligations, all principal of, and interest on, all Loans, all Unpaid Drawings theretofore made (together with all interest accrued thereon), the aggregate Stated Amounts of all Letters of Credit issued under the Credit Agreement, and all Fees and (ii) in the case of the Other Obligations, all amounts due under the Interest Rate Protection or Other Hedging Agreements (other than indemnities, fees (including, without limitation, attorneys' fees) and similar obligations and liabilities) and (z) "Secondary Obligations" shall mean all Obligations other than Primary Obligations.

                  (c) When payments to Secured Creditors are based upon their respective Pro Rata Shares, the amounts received by such Secured Creditors hereunder shall be applied

(for purposes of making determinations under this Section 7.4 only) (i) first, to their Primary Obligations and (ii) second, to their Secondary Obligations. If any payment to any Secured Creditor of its Pro Rata Share of any distribution would result in overpayment to such Secured Creditor, such excess amount shall instead be distributed in respect of the unpaid Primary Obligations or Secondary Obligations, as the case may be, of the other Secured Creditors, with each Secured Creditor whose Primary Obligations or Secondary Obligations, as the case may be, have not been paid in full to receive an amount equal to such excess amount multiplied by a fraction the numerator of which is the unpaid Primary Obligations or Secondary Obligations, as the case may be, of such Secured Creditor and the denominator of which is the unpaid Primary Obligations or Secondary Obligations, as the case may be, of all Secured Creditors entitled to such distribution.

                  (d) Each of the Secured Creditors agrees and acknowledges that if the Bank Creditors are to receive a distribution on account of undrawn amounts with respect to Letters of Credit issued under the Credit Agreement (which shall only occur after all outstanding Loans and Unpaid Drawings with respect to such Letters of Credit have been paid in full), such amounts shall be paid to the Agent under the Credit Agreement and held by it, for the equal and ratable benefit of the Bank Creditors, as cash security for the repayment of Obligations owing to the Bank Creditors as such. If any amounts are held as cash security pursuant to the immediately preceding sentence, then upon the termination of all outstanding Letters of Credit, and after the application of all such cash security to the repayment of all Obligations owing to the Bank Creditors after giving effect to the termination of all such Letters of Credit, if there remains any excess cash, such excess cash shall be returned by the Agent to the Collateral Agent for distribution in accordance with Section 7.4(a) hereof.

                  (e) Except as set forth in Section 7.4(d) hereof, all payments required to be made hereunder shall be made (i) if to the Bank Creditors, to the Agent under the Credit Agreement for the account of the Bank Creditors, and (ii) if to the Other Creditors, to the trustee, paying agent or other similar representative (each, a "Representative") for the Other Creditors or, in the absence of such a Representative, directly to the Other Creditors.

                  (f) For purposes of applying payments received in accordance with this Section 7.4, the Collateral Agent shall be entitled to rely upon (i) the Agent under the Credit Agreement and (ii) the Representative for the Other Creditors or, in the absence of such a Representative, upon the Other Creditors for a determination (which the Agent, each Representative for any Other Creditors and the Secured Creditors agree (or shall agree) to provide upon request of the Collateral Agent) of the outstanding Primary Obligations and Secondary Obligations owed to the Bank Creditors or the Other Creditors, as the case may be. Unless it has actual knowledge (including by way of written notice from a Bank Creditor or an Other Creditor) to the contrary, the Agent and each Representative, in furnishing information pursuant to the preceding sentence, and the Collateral Agent, in acting hereunder, shall be entitled to assume that no Secondary Obligations are outstanding. Unless it has actual knowledge (including by way of written notice from an Other Creditor) to the contrary, the Collateral Agent, in acting hereunder, shall be entitled to assume that no Interest Rate Protection or Other Hedging Agreements are in existence.

                  (g) It is understood that each Assignor shall remain jointly and severally liable to the extent of any deficiency between the amount of the proceeds of the Collateral and the aggregate amount of the sums referred to in clauses (i), (ii) and (iii) of Section 7.4(a) with respect to the relevant Assignor.

                  7.5. Remedies Cumulative. Each and every right, power and remedy hereby specifically given to the Collateral Agent shall be in addition to every other right, power and remedy specifically given under this Agreement, the Interest Rate Protection or Other Hedging Agreements, the other Credit Documents now or hereafter existing at law, in equity or by statute and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time or simultaneously and as often and in such order as may be deemed expedient by the Collateral Agent. All such rights, powers and remedies shall be cumulative and the exercise or the beginning of the exercise of one shall not be deemed a waiver of the right to exercise any other or others. No delay or omission of the Collateral Agent in the exercise of any such right, power or remedy and no renewal or extension of any of the Obligations shall impair any such right, power or remedy or shall be construed to be a waiver of any Default or Event of Default or an acquiescence therein. No notice to or demand on any Assignor in any case shall entitle it to any other or further notice or demand in similar or other circumstances or constitute a waiver of any of the rights of the Collateral Agent to any other or further action in any circumstances without notice or demand. In the event that the Collateral Agent shall bring any suit to enforce any of its rights hereunder and shall be entitled to judgment, then in such suit the Collateral Agent may recover reasonable expenses, including attorneys' fees, and the amounts thereof shall be included in such judgment.

                  7.6. Discontinuance of Proceedings. In case the Collateral Agent shall have instituted any proceeding to enforce any right, power or remedy under this Agreement by foreclosure, sale, entry or otherwise, and such proceeding shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Collateral Agent, then and in every such case the relevant Assignor, the Collateral Agent and each holder of any of the Obligations shall be restored to their former positions and rights hereunder with respect to the Collateral subject to the security interest created under this Agreement, and all rights, remedies and powers of the Collateral Agent shall continue as if no such proceeding had been instituted.

                                  ARTICLE VIII

                                    INDEMNITY

                  8.1. Indemnity. (a) Each Assignor jointly and severally agrees to indemnify, reimburse and hold the Collateral Agent, each other Secured Creditor and their respective successors, permitted assigns, employees, agents and servants (hereinafter in this Section 8.1 referred to individually as "Indemnitee," and collectively as "Indemnitees") harmless from any and all liabilities, obligations, damages, injuries, penalties, claims, demands, actions, suits, judgments and any and all reasonable costs, expenses or disbursements (including reasonable attorneys' fees and expenses) (for the purposes of this Section 8.1 the foregoing are collectively called "expenses") of whatsoever kind and nature imposed on, asserted against or incurred by any of the Indemnitees in any way relating to or arising out of this Agreement, any Interest Rate Protection or Other Hedging Agreement, any other Credit Document or any other document executed in connection herewith or therewith or in any other way connected with the administration of the transactions contemplated hereby or thereby or the enforcement of any of the terms of, or the preservation of any rights under any thereof, or in any way relating to or arising out of the manufacture, ownership, ordering, purchase, delivery, control, acceptance, lease, financing, possession, operation, condition, sale, return or other disposition, or use of the Collateral (including, without limitation, latent or other defects, whether or not discoverable), the violation of the laws of any country, state or other governmental body or unit, any tort (including, without limitation, claims arising or imposed under the doctrine of strict liability, or for or on account of injury to or the death of any Person (including any Indemnitee), or property damage), or contract claim; provided that no Indemnitee shall be indemnified pursuant to this Section 8.1(a) for losses, damages or liabilities to the extent caused by the gross negligence or willful misconduct of such Indemnitee. Each Assignor agrees that upon written notice by any Indemnitee of the assertion of such a liability, obligation, damage, injury, penalty, claim, demand, action, suit or judgment, the relevant Assignor shall assume full responsibility for the defense thereof. Each Indemnitee agrees to use its best efforts to promptly notify the relevant Assignor of any such assertion of which such Indemnitee has knowledge.

                  (b) Without limiting the application of Section 8.1(a), each Assignor agrees, jointly and severally, to pay, or reimburse the Collateral Agent for any and all reasonable fees, costs and expenses of whatever kind or nature incurred in connection with the creation, preservation or protection of the Collateral Agent's Liens on, and security interest in, the Collateral, including, without limitation, all fees and taxes in connection with the recording or filing of instruments and documents in public offices, payment or discharge of any taxes or Liens upon or in respect of the Collateral, premiums for insurance with respect to the Collateral and all other reasonable fees, costs and expenses in connection with protecting, maintaining or preserving the Collateral and the Collateral Agent's interest therein, whether through judicial proceedings or otherwise, or in defending or prosecuting any actions, suits or proceedings arising out of or relating to the Collateral.

                  (c) Without limiting the application of Section 8.1(a) or (b), each Assignor agrees, jointly and severally, to pay, indemnify and hold each Indemnitee harmless from and against any loss, costs, damages and expenses which such Indemnitee may suffer, expend or incur in consequence of or growing out of any misrepresentation by any Assignor in this Agreement, any Interest Rate Protection or Other Hedging Agreement, any other Credit Document or in any writing contemplated by or made or delivered pursuant to or in connection with this Agreement, any Interest Rate Protection or Other Hedging Agreement or any other Credit Document.

                  (d) If and to the extent that the obligations of any Assignor under this Section 8.1 are unenforceable for any reason, such Assignor hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable law.

                  8.2. Indemnity Obligations Secured by Collateral; Survival. Any amounts paid by any Indemnitee as to which such Indemnitee has the right to reimbursement shall constitute Obligations secured by the Collateral. The indemnity obligations of each Assignor contained in this Article VIII shall continue in full force and effect notwithstanding the full payment of all the Notes issued under the Credit Agreement, the termination of all Letters of Credit and all Interest Rate Protection or Other Hedging Agreements and the payment of all other Obligations and notwithstanding the discharge thereof.


                                   ARTICLE IX

                                   DEFINITIONS

                  The following terms shall have the meanings herein specified. Such definitions shall be equally applicable to the singular and plural forms of the terms defined.

                  "Agent" shall have the meaning provided in the recitals to this Agreement.

                  "Agreement" shall have the meaning provided in the preamble to this Agreement.

                  "Assignor" shall have the meaning provided in the preamble to this Agreement.

                  "Bank Creditors" shall have the meaning provided in the preamble to this Agreement.

                  "Banks" shall have the meaning provided in the recitals to this Agreement.

                  "Borrower" shall have the meaning provided in the recitals to this Agreement.

                  "Cash Collateral Account" shall mean a non-interest bearing account maintained with, and in the sole dominion and control of, the Collateral Agent for the benefit of the Secured Creditors.

                  "Chattel Paper" shall have the meaning provided in the Uniform Commercial Code as in effect on the date hereof in the State of New York.

                "Class" shall have the meaning provided in Section 10.2.

                "Collateral" shall have the meaning provided in Section 1.1(a).

                "Collateral Agent" shall have the meaning provided in the preamble to this Agreement.

                "Concentration Account" shall mean the separate account established and maintained by the Assignors with the Concentration Account Bank for the benefit of the Secured Creditors.

                "Concentration Account Bank" shall mean [___________] or such other bank that replaces [_____________] as the Concentration Account Bank in accordance with the provisions of Section 3.7(a).

                "Concentration Account Consent Letter" shall mean the letter agreement in the form attached as Annex J hereto, between the Assignors and the Concentration Account Bank, with such modifications thereto as may be acceptable to the Collateral Agent, as the same may be amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.

                 "Contract Rights" shall mean all rights of any Assignor (including without limitation all rights to payment) under each Contract.

                "Contracts" shall mean all contracts between any Assignor and one or more additional parties (including, without limitation, any Interest Rate Protection or Other Hedging Agreement and the Merger Documents).

                "Copyrights" shall mean any U.S. or foreign copyright owned by any Assignor, including any registrations of any Copyrights, in the U.S. Copyright Office or the equivalent thereof in any foreign jurisdiction, as well as any application for a U.S. or foreign copyright registration now or hereafter made with the U.S. Copyright Office or the equivalent thereof in any foreign jurisdiction by any Assignor.

                "Credit Agreement" shall have the meaning provided in the recitals to this Agreement.

                "Credit Document Obligations" shall have the meaning provided in the definition of "Obligations" in this Article IX.

                "Default" shall mean any event which, with notice or lapse of time, or both, would constitute an Event of Default.

                "Documents" shall have the meaning provided in the Uniform Commercial Code as in effect on the date hereof in the State of New York.

                  "Equipment" shall mean any "equipment," as such term is defined in the Uniform Commercial Code as in effect on the date hereof in the State of New York, now or hereafter owned by any Assignor and, in any event, shall include, but shall not be limited to, all machinery, equipment, furnishings, movable trade fixtures and vehicles now or hereafter owned by any Assignor and any and all additions, substitutions and replacements of any of the foregoing, wherever located, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto.

                  "Event of Default" shall mean any Event of Default under, and as defined in, the Credit Agreement or any payment default under any Interest Rate Protection or Other Hedging Agreement and shall in any event, without limitation, include any payment default on any of the Obligations after the expiration of any applicable grace period.

                  "General Intangibles" shall have the meaning provided in the Uniform Commercial Code as in effect on the date hereof in the State of New York.

                  "Goods" shall have the meaning provided in the Uniform Commercial Code as in effect on the date hereof in the State of New York.

                  "Indemnitee" shall have the meaning provided in Section 8.1.

                  "Instrument" shall have the meaning provided in the Uniform Commercial Code as in effect on the date hereof in the State of New York.

                  "Interest Rate Protection or Other Hedging Agreements" shall have the meaning provided in the preamble to this Agreement.

                  "Inventory" shall mean merchandise, inventory and goods, and all additions, substitutions and replacements thereof, wherever located, together with all goods, supplies, incidentals, packaging materials, labels, materials and any other items used or usable in manufacturing, processing, packaging or shipping same; in all stages of production -- from raw materials through work-in-process to finished goods -- and all products and proceeds of whatever sort and wherever located and any portion thereof which may be returned, rejected, reclaimed or repossessed by the Collateral Agent from any Assignor's customers, and shall specifically include all "inventory" as such term is defined in the Uniform Commercial Code as in effect on the date hereof in the State of New York, now or hereafter owned by any Assignor.

                  "Liens" shall mean any security interest, mortgage, pledge, lien, claim, charge, encumbrance, title retention agreement, lessor's interest in a financing lease or analogous instrument, in, of, or on any Assignor's property.

                  "Marks" shall mean all right, title and interest in and to any U.S. or foreign trademarks, service marks and trade names now held or hereafter acquired by any Assignor, including any registration or application for registration of any trademarks and service marks in the United States Patent and Trademark Office, or the equivalent thereof in any State of the United States or in any foreign country, and any trade dress including logos and/or designs used by any Assignor in the United States or any foreign country.

                  "Obligations" shall mean (i) the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due) and indebtedness (including, without limitation, indemnities, fees and interest thereon) of the Borrower and each Assignor owing to the Bank Creditors, now existing or hereafter incurred under, arising out of or in connection with any Credit Document and the due performance and compliance by the Borrower and each Assignor with the terms of each such Credit Document (all such obligations and indebtedness under this clause (i), except to the extent consisting of obligations or indebtedness with respect to Interest Rate Protection or Other Hedging Agreements, being herein collectively called the "Credit Document Obligations"); (ii) the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due) and indebtedness (including, without limitation, indemnities, fees and interest thereon) of the Borrower and each Assignor owing to the Other Creditors now existing or hereafter incurred under, arising out of or in connection with any Interest Rate Protection or Other Hedging Agreement including, without limitation, in the case of each Subsidiary Guarantor, all obligations under the Subsidiaries Guaranty, in respect of Interest Rate Protection or Other Hedging Agreements (all such obligations and indebtedness under this clause (ii) being herein collectively called the "Other Obligations"); (iii) any and all sums advanced by the Collateral Agent in order to preserve the Collateral or preserve its security interest in the Collateral;
(iv) in the event of any proceeding for the collection or enforcement of any indebtedness, obligations, or liabilities referred to in clauses (i), (ii) and
(iii) above, after an Event of Default shall have occurred and be continuing, the reasonable expenses of retaking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Collateral, or of any exercise by the Collateral Agent of its rights hereunder, together with reasonable attorneys' fees and court costs; and (v) all amounts paid by any Indemnitee as to which such Indemnitee has the right to reimbursement under
Section 8.1 of this Agreement.

                  "Other Creditors" shall have the meaning provided in the preamble to this Agreement.

                  "Other Obligations" shall have the meaning provided in the definition of "Obligations" in this Article IX.

                  "Patents" shall mean any U.S. or foreign patent to which any Assignor now or hereafter has title and any divisions or continuations thereof, as well as any application for a U.S. or foreign patent now or hereafter made by any Assignor.

                  "Primary Obligation" shall have the meaning provided in
Section 7.4(b).

                  "Pro Rata Share" shall have the meaning provided in Section 7.4(b).

                  "Proceeds" shall have the meaning provided in the Uniform Commercial Code as in effect in the State of New York on the date hereof or under other relevant law and, in any event, shall include, but not be limited to, (i) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to the Collateral Agent or any Assignor from time to time with respect to any of the Collateral, (ii) any and all payments (in any form whatsoever) made or due and payable to any Assignor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental authority (or any person acting under color of governmental authority) and (iii) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

                  "Receivables" shall mean any "account" as such term is defined in the Uniform Commercial Code as in effect on the date hereof in the State of New York, now or hereafter owned by any Assignor and, in any event, shall include, but shall not be limited to, all of such Assignor's rights to payment for goods sold or leased or services performed by such Assignor, whether now in existence or arising from time to time hereafter, including, without limitation, rights evidenced by an account, note, contract, security agreement, chattel paper, or other evidence of indebtedness or security, together with (a) all security pledged, assigned, hypothecated or granted to or held by such Assignor to secure the foregoing, (b) all of any Assignor's right, title and interest in and to any goods or services, the sale of which gave rise thereto, (c) all guarantees, endorsements and indemnifications on, or of, any of the foregoing,
(d) all powers of attorney for the execution of any evidence of indebtedness or security or other writing in connection therewith, (e) all books, records, ledger cards, and invoices relating thereto, (f) all evidences of the filing of financing statements and other statements and the registration of other instruments in connection therewith and amendments thereto, notices to other creditors or secured parties, and certificates from filing or other registration officers, (g) all credit information, reports and memoranda relating thereto and
(h) all other writings related in any way to the foregoing.

                  "Representative" shall have the meaning provided in Section 7.4(e).

                  "Requisite Creditors" shall have the meaning provided in
Section 10.2.

                  "Secondary Obligation" shall have the meaning provided in
Section 7.4(b).

                  "Secured Creditors" shall have the meaning provided in the preamble to this Agreement.

                  "Subsidiaries Guaranty" shall have the meaning provided in the recitals to this Agreement.

                  "Termination Date" shall have the meaning provided in Section 10.9.

                  "Trade Secret Rights" shall have the meaning provided in
Section 5.1.

                                    ARTICLE X

                                  MISCELLANEOUS

                  10.1. Notices. Except as otherwise specified herein, all notices, requests, demands or other communications to or upon the respective parties hereto shall be in writing (including telegraphic, telex, facsimile transmission or cable communication) and shall be delivered, mailed, telegraphed, telexed, facsimile transmitted or cabled, addressed:

                  (a) if to any Assignor, at its address set forth opposite its signature below;

                  (b)  if to the Collateral Agent:

                           Banque Paribas
                           787 Seventh Avenue
                           New York, New York  10019
                           Attention: Donald J. Ercole
                           Telephone No.: (212) 841-2540
                           Facsimile No.: (212) 841-2363;

                  (c) if to any Bank Creditor (other than the Collateral Agent), either (x) to the Agent, at the address of the Agent specified in the Credit Agreement or (y) at such address as such Bank Creditor shall have specified in the Credit Agreement;

                  (d) if to any Other Creditor, to the Representative for the Other Creditors, at such address as such Representative may have provided to the Borrower and the Collateral Agent from time to time, or, in the absence of a Representative, directly to the Other Creditors at such address as the Other Creditors shall have specified in writing to the Borrower and the Collateral Agent;

or at such other address as shall have been furnished in writing by any Person described above to the party required to give notice hereunder. All such notices and communications shall, when mailed, telegraphed, telexed, facsimile transmitted or cabled or sent by overnight courier, be effective on the third Business Day following deposit in the U.S. mails, certified, return receipt requested, when delivered to the telegraph company, cable company or on the day following delivery to an overnight courier, as the case may be, or sent by telex or facsimile device.

                  10.2. Waiver; Amendment. None of the terms and conditions of this Agreement may be changed, waived, modified or varied in any manner whatsoever unless in writing duly signed by each Assignor directly affected thereby and the Collateral Agent (with the consent of (x) either the Required Banks or, to the extent required by Section 13.12 of the Credit Agreement, all of the Banks at all times prior to the time at which all Credit Document Obligations have been paid in full or (y) the holders of at least a majority of the outstanding Other Obligations at all times after the time at which all Credit Document Obligations have been paid in full); provided, that any change, waiver, modification or variance affecting the rights and benefits of a single Class (as defined below) of Secured

Creditors (and not all Secured Creditors in a like or similar manner) shall require the written consent of the Requisite Creditors of such Class of Secured Creditors. For the purpose of this Agreement the term "Class" shall mean each class of Secured Creditors, i.e., whether (x) the Bank Creditors as holders of the Credit Document Obligations or (y) the Other Creditors as the holders of the Other Obligations. For the purpose of this Agreement, the term "Requisite Creditors" of any Class shall mean each of (x) with respect to the Credit Document Obligations, the Required Banks and (y) with respect to the Other Obligations, the holders of at least a majority of all obligations outstanding from time to time under the Interest Rate Protection or Other Hedging Agreements.

                  10.3. Obligations Absolute. The obligations of each Assignor hereunder shall remain in full force and effect without regard to, and shall not be impaired by, (a) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of such Assignor, except to the extent that the enforceability thereof may be limited by any such event; (b) any exercise or non-exercise, or any waiver of, any right, remedy, power or privilege under or in respect of this Agreement, any other Credit Document or any Interest Rate Protection or Other Hedging Agreement, except as specifically set forth in a waiver granted pursuant to Section 10.2; or (c) any amendment to or modification of any Credit Document or any Interest Rate Protection or Other Hedging Agreement or any security for any of the Obligations; whether or not any Assignor shall have notice or knowledge of any of the foregoing, except as specifically set forth in an amendment or modification executed pursuant to
Section 10.2.

                  10.4. Successors and Assigns. This Agreement shall be binding upon each Assignor and its successors and assigns and shall inure to the benefit of the Collateral Agent and each Secured Creditor and their respective successors and assigns; provided, that no Assignor may transfer or assign any or all of its rights or obligations hereunder without the prior written consent of the Collateral Agent. All agreements, statements, representations and warranties made by each Assignor herein or in any certificate or other instrument delivered by such Assignor or on its behalf under this Agreement shall be considered to have been relied upon by the Secured Creditors and shall survive the execution and delivery of this Agreement, the other Credit Documents and the Interest Rate Protection or Other Hedging Agreements regardless of any investigation made by the Secured Creditors or on their behalf.

                  10.5. Headings Descriptive. The headings of the several sections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

                  10.6. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  10.7. Governing Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN

ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

                  10.8. Assignor's Duties. It is expressly agreed, anything herein contained to the contrary notwithstanding, that each Assignor shall remain liable to perform all of the obligations, if any, assumed by it with respect to the Collateral and the Collateral Agent shall not have any obligations or liabilities with respect to any Collateral by reason of or arising out of this Agreement, nor shall the Collateral Agent be required or obligated in any manner to perform or fulfill any of the obligations of each Assignor under or with respect to any Collateral.

                  10.9. Termination; Release. (a) After the Termination Date, this Agreement shall terminate (provided that all indemnities set forth herein including, without limitation, in Section 8.1 hereof shall survive such termination) and the Collateral Agent, at the request and expense of the respective Assignor, will promptly execute and deliver to such Assignor a proper instrument or instruments (including, without limitation, Uniform Commercial Code termination statements on form UCC-3 and terminations of applicable assignments of trademarks) acknowledging the satisfaction and termination of this Agreement, and will duly assign, transfer and deliver to such Assignor (without recourse and without any representation or warranty) such of its Collateral as may be in the possession of the Collateral Agent and as has not theretofore been sold or otherwise applied or released pursuant to this Agreement. As used in this Agreement, "Termination Date" shall mean the date upon which the Total Commitment and all Interest Rate Protection or Other Hedging Agreements have been terminated, no Note is outstanding (and all Loans have been paid in full), all Letters of Credit have been terminated (or cash collateralized to the Collateral Agent's satisfaction) and all other Obligations then owing have been paid in full.

                  (b) In the event that any part of the Collateral is sold in connection with a sale permitted by the Credit Agreement or is otherwise released at the direction of the Required Banks (or all the Banks if required by Section 13.12 of the Credit Agreement) and the proceeds of such sale or sales or from such release are applied in accordance with the terms of the Credit Agreement, such Collateral will be sold free and clear of the Liens created by this Agreement and the Collateral Agent, at the request and expense of the respective Assignor, will duly assign, transfer and deliver to such Assignor (without recourse and without any representation or warranty) such of the Collateral of such Assignor as is then being (or has been) so sold or released and as may be in the possession of the Collateral Agent and has not theretofore been released pursuant to this Agreement.

                  (c) At any time that an Assignor desires that Collateral be released as provided in the foregoing Section 10.9(a) or (b), it shall deliver to the Collateral Agent a certificate signed by its chief financial officer or another authorized senior officer stating that the release of the respective Collateral is permitted pursuant to Section 10.9(a) or (b). If reasonably requested by the Collateral Agent (although the Collateral Agent shall have no obligation to make any such request), the relevant Assignor shall furnish appropriate legal opinions (from counsel, which may be in-house counsel, acceptable to the Collateral Agent) to the effect set forth in the immediately preceding sentence. The Collateral Agent shall have no liability whatsoever to any Secured Creditor as the result of any release of Collateral by it as permitted by this Section 10.

                  10.10. Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Borrower and the Collateral Agent.

                  10.11. The Collateral Agent. The Collateral Agent will hold in accordance with this Agreement and all applicable law all items of the Collateral at any time received under this Agreement. It is expressly understood and agreed by the parties hereto and each Secured Creditor, by accepting the benefits of this Agreement, acknowledges and agrees that the obligations of the Collateral Agent as holder of the Collateral and interests therein and with respect to the disposition thereof, and otherwise under this Agreement, are only those expressly set forth in this Agreement. The Collateral Agent shall act hereunder on the terms and conditions set forth in Section 12 of the Credit Agreement.

                  10.12. Limited Obligations. It is the desire and intent of each Assignor, the Collateral Agent and the Secured Creditors that this Agreement shall be enforced against each Assignor to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. If and to the extent that the obligations of each Assignor under this Agreement shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable state or federal law relating to fraudulent conveyances or transfers, which laws would determine the solvency of any Assignor by reference to the full amount of the Obligations at the time of the execution and delivery of this Agreement), then the amount of the Obligations of such Assignor shall be deemed to be reduced and such Assignor shall pay the maximum amount of the Obligations which would be permissible under the applicable law.

                  10.13. Additional Assignors. It is understood and agreed that any Subsidiary of the Borrower that is required to execute a counterpart of this Agreement after the date hereof pursuant to the Credit Agreement shall automatically become an Assignor hereunder by executing a counterpart hereof and delivering the same to the Collateral Agent.

                                     * * * *

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.





Address:

3100 World Trade Center                 VIDEO UPDATE, INC.,
30 East Seventh Street                  as an Assignor
St. Paul, MN  55101
Attention:  President
Tel:  (   )    -                        By /s/ Daniel A. Potter
Fax:  (   )    -                          --------------------------------------
                                        Name:
                                        Title:



Address:                                MOOVIES, INC.,
                                        as an Assignor



Attention:  President                   By /s/ Daniel A. Potter
Tel:  (   )    -                          --------------------------------------
Fax:  (   )    -                        Name:
                                        Title:




Address:                                MOOVIES OF MICHIGAN, INC.,
                                        as an Assignor
201 Brookfield Parkway
Suite 200
Greenville, SC  29607                   By /s/ Daniel A. Potter
Attention:  President                     --------------------------------------
Tel:  (864) 213-1700                    Name:
Fax:  (864) 213-1702                    Title:



Address:                                MOVIE WAREHOUSE FRANCHISE SYSTEMS,
                                        INC., as an Assignor
201 Brookfield Parkway
Suite 200
Greenville, SC  29607                   By /s/ Daniel A. Potter
Attention:  President                   ----------------------------------------
Tel:  (864) 213-1700                    Name:
Fax:  (864) 213-1702                    Title:

Address:                                E.C.6., INC.,
                                        as an Assignor
201 Brookfield Parkway
Suite 200
Greenville, SC  29607                   By /s/ Daniel A. Potter
Attention:  President                     --------------------------------------
Tel:  (864) 213-1700                    Name:
Fax:  (864) 213-1702                    Title:



Address                                 SONI, INC.,
                                        as an Assignor
201 Brookfield Parkway
Suite 200
Greenville, SC  29607                   By /s/ Daniel A. Potter
Attention:  President                     --------------------------------------
Tel:  (864) 213-1700                    Name:
Fax:  (864) 213-1702                    Title:



Address:                                PQ3, INC.,
                                        as an Assignor
201 Brookfield Parkway
Suite 200
Greenville, SC  29607                   By   /s/ Daniel A. Potter
Attention:  President                        -----------------------------------
Tel:  (864) 213-1700                    Name:
Fax:  (864) 213-1702                    Title:



Address:                                SNO, INC.,
                                        as an Assignor
201 Brookfield Parkway
Suite 200
Greenville, SC  29607                   By  /s/ Daniel A. Potter
Attention:  President                     --------------------------------------
Tel:  (864) 213-1700                    Name:
Fax:  (864) 213-1702                    Title:



Address:                                GBO, INC.,
                                        as an Assignor
201 Brookfield Parkway
Suite 200
Greenville, SC  29607                   By /s/ Daniel A. Potter
Attention:  President                     --------------------------------------
Tel:  (864) 213-1700                    Name:
Fax:  (864) 213-1702                    Title:

Address:                                D-SKIPPY, INC.,
                                        as an Assignor
201 Brookfield Parkway
Suite 200
Greenville, SC  29607                   By /s/ Daniel A. Potter
Attention:  President                     --------------------------------------
Tel:  (864) 213-1700                    Name:
Fax:  (864) 213-1702                    Title:



Address:                                DCO, INC.,
                                        as an Assignor
201 Brookfield Parkway
Suite 200
Greenville, SC  29607                   By /s/ Daniel A. Potter
Attention:  President                     --------------------------------------
Tel:  (864) 213-1700                    Name:
Fax:  (864) 213-1702                    Title:



Address:                                PTO, INC.,
                                        as an Assignor
201 Brookfield Parkway
Suite 200
Greenville, SC  29607                   By /s/ Daniel A. Potter
Attention:  President                     --------------------------------------
Tel:  (864) 213-1700                    Name:
Fax:  (864) 213-1702                    Title:



Address:                                THE MOVIE STORE, INC. #2,
                                        as an Assignor
201 Brookfield Parkway
Suite 200
Greenville, SC  29607                   By /s/ Daniel A. Potter
Attention:  President                     --------------------------------------
Tel:  (864) 213-1700                    Name:
Fax:  (864) 213-1702                    Title:



Address:                                THE MOVIE STORE III, INC.,
                                        as an Assignor
201 Brookfield Parkway
Suite 200
Greenville, SC  29607                   By /s/ Daniel A. Potter
Attention:  President                     --------------------------------------
Tel:  (864) 213-1700                    Name:
Fax:  (864) 213-1702                    Title:

Address:                                ALPHARETTA MEDIA ASSOCIATES, INC.,
                                        as an Assignor
201 Brookfield Parkway
Suite 200
Greenville, SC  29607                   By /s/ Daniel A. Potter
Attention:  President                     --------------------------------------
Tel:  (864) 213-1700                    Name:
Fax:  (864) 213-1702                    Title:



Address                                 RIO MEDIA ASSOCIATES, INC.,
                                        as an Assignor
201 Brookfield Parkway
Suite 200
Greenville, SC  29607                   By /s/ Daniel A. Potter
Attention:  President                     --------------------------------------
Tel:  (864) 213-1700                    Name:
Fax:  (864) 213-1702                    Title:



Address                                 PIC-A-FLICK OF GREENVILLE, INC.,
                                        as an Assignor
201 Brookfield Parkway
Suite 200
Greenville, SC  29607                   By  /s/ Daniel A. Potter
Attention:  President                     --------------------------------------
Tel:  (864) 213-1700                    Name:
Fax:  (864) 213-1702                    Title:




Accepted and Agreed to:


BANQUE PARIBAS,
  as Collateral Agent, as Pledgee


By /s/ D. Ercole
   -----------------------------
   Name: D. Ercole
   Title: M. Director


By -----------------------------
   Name:
   Title:

Address:                                         TINSELTOWN VIDEO, INC.,
c/o Video Update, Inc.                                 as an Assignor
3100 World Trade Center
30 East Seventh Street
St. Paul, MN  55101                              By    /S/ DANIEL A. POTTER
                                                   ------------------------
Attention:  President                                  Name:
Tel:  (612) 222-0006                                   Title:
Fax:  (612) 229-9666


Address:                                         WILLIAMS VIDEO, INC.,
c/o Video Update, Inc.                                 as an Assignor
3100 World Trade Center
30 East Seventh Street
St. Paul, MN  55101                              By    /S/ DANIEL A. POTTER
                                                   ------------------------
Attention:  President                                  Name:
Tel:  (612) 222-0006                                   Title:
Fax:  (612) 229-9666


Address:                                        VUI MERGER CORP.,
c/o Video Update, Inc.                                 as an Assignor
3100 World Trade Center
30 East Seventh Street
St. Paul, MN  55101                              By    /S/ DANIEL A. POTTER
                                                   ------------------------
Attention:  President                                  Name:
Tel:  (612) 222-0006                                   Title:
Fax:  (612) 229-9666


Address:                                         MOOVIES OF THE CAROLINAS, INC.,
201 Brookfield Parkway                                 as an Assignor
Suite 200
Greenville, SC  29607
Attention:  President                            By    /S/ DANIEL A. POTTER
Tel:  (864) 213-1700                               ------------------------
Fax:  (864) 213-1702                                   Name:
                                                       Title:


Address:                                         MOOVIES OF GEORGIA, INC.,
201 Brookfield Parkway                                 as an Assignor
Suite 200
Greenville, SC  29607
Attention:  President                            By    /S/ DANIEL A. POTTER
Tel:  (864) 213-1700                               ------------------------
Fax:  (864) 213-1702                                   Name:
                                                       Title:

Address:                                         MOOVIES OF IOWA, INC.,
201 Brookfield Parkway                                 as an Assignor
Suite 200
Greenville, SC  29607
Attention:  President                            By    /S/ DANIEL A. POTTER
Tel:  (864) 213-1700                               ------------------------
Fax:  (864) 213-1702                                   Name:
                                                       Title: